                                                                   EXHIBIT 99.1


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
FRx Software Corporation

    In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of FRx Software Corporation at June 30, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Broomfield, Colorado
September 13, 1999

                            FRx SOFTWARE CORPORATION

                                 BALANCE SHEETS

                                                                     JUNE 30,           DECEMBER 31,
                                                              -----------------------   ------------
                                                                 1998         1999          1999
                                                              ----------   ----------   ------------
                                                                                         UNAUDITED
                                               ASSETS
Current assets:
  Cash and cash equivalents.................................  $1,194,141   $2,038,541   $ 5,788,641
  Accounts receivable, net..................................   3,347,547    4,462,994     3,616,066
  Deferred income taxes.....................................     123,061      340,069       498,864
  Other current assets......................................     194,579      143,387       799,066
                                                              ----------   ----------   -----------
    Total current assets....................................   4,859,328    6,984,991    10,702,637
Property and equipment, net.................................   1,354,308    1,882,897     1,671,193
Deferred income taxes.......................................      92,206      494,412       319,315
                                                              ----------   ----------   -----------
                                                              $6,305,842   $9,362,300   $12,693,145
                                                              ==========   ==========   ===========

       LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current portion of long-term debt.........................  $  384,558   $  450,641   $   555,919
  Accounts payable..........................................     660,444      831,108       300,959
  Accrued compensation and related expenses.................     674,698      933,158     1,146,811
  Other accrued liabilities.................................     111,219      652,308       769,003
  Deferred revenue..........................................   2,846,444    4,560,979     5,194,459
                                                              ----------   ----------   -----------
    Total current liabilities...............................   4,677,363    7,428,194     7,967,151

Non-current liabilities:
  Long-term debt............................................     600,798      666,138       578,707
  Deferred revenue..........................................      68,593    1,037,925        58,225
                                                              ----------   ----------   -----------
    Total non-current liabilities...........................     669,391    1,704,063       636,932

Commitments and contingencies (Notes 2 and 3)
Mandatorily redeemable preferred stock at redemption value:
  Series B mandatorily redeemable preferred stock, $.01 par
    value; 1,100,000 shares authorized; 0, 0 and 1,041,667
    shares issued and outstanding at June 30, 1998, 1999 and
    December 31, 1999 (unaudited), respectively.............          --           --     5,723,746
Stockholders' equity (deficit):
  Preferred stock, $.01 par value; 2,900,000 shares
    authorized; no shares issued and outstanding............          --           --            --
  Series A preferred stock, $.01 par value; 1,000,000 shares authorized; 600,000 shares issued and outstanding;
    aggregate liquidation preference of $600,000............       6,000        6,000         6,000
  Class A voting common stock, $.01 par value; 50,000,000
    shares authorized; 3,260,000 shares issued and
    outstanding.............................................      32,600       32,600        32,600
  Class B non-voting common stock, $.01 par value;
    25,000,000 shares authorized; 2,763,336, 2,685,045 and
    2,672,963 shares issued at June 30, 1998, 1999 and
    December 31, 1999 (unaudited), respectively.............      27,633       26,850        26,730
Additional paid-in capital..................................     645,919      656,446       323,955
Notes receivable from stockholders..........................    (405,827)    (294,043)     (294,043)
Deferred compensation.......................................          --           --      (311,225)
Retained earnings (deficit).................................     652,763     (197,810)   (1,294,497)
Treasury stock at cost; 0, 0 and 33,645 shares at June 30,
  1998, 1999 and December 31, 1999 (unaudited),
  respectively..............................................          --           --      (124,204)
                                                              ----------   ----------   -----------
    Total stockholders' equity (deficit)....................     959,088      230,043    (1,634,684)
                                                              ----------   ----------   -----------
                                                              $6,305,842   $9,362,300   $12,693,145
                                                              ==========   ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                            FRx SOFTWARE CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                               SIX MONTHS ENDED
                                           YEARS ENDED JUNE 30,                  DECEMBER 31,
                                  --------------------------------------   ------------------------
                                     1997         1998          1999          1998         1999
                                  ----------   -----------   -----------   ----------   -----------
                                                                           UNAUDITED     UNAUDITED
Revenues:.......................
  Software licenses.............  $3,468,700   $ 6,788,560   $ 9,683,931   $4,599,142   $ 3,702,034
  Services......................   1,639,815     3,787,940     8,500,144    3,637,784     5,377,274
                                  ----------   -----------   -----------   ----------   -----------
    Total revenues..............   5,108,515    10,576,500    18,184,075    8,236,926     9,079,308
                                  ----------   -----------   -----------   ----------   -----------
Cost of revenues:
  Software licenses.............      87,715       147,297       116,742       52,243        82,983
  Services......................   1,009,827     2,779,177     5,308,327    2,467,652     3,104,709
                                  ----------   -----------   -----------   ----------   -----------
    Total cost of revenues......   1,097,542     2,926,474     5,425,069    2,519,895     3,187,692
                                  ----------   -----------   -----------   ----------   -----------
Gross margin....................   4,010,973     7,650,026    12,759,006    5,717,031     5,891,616
                                  ----------   -----------   -----------   ----------   -----------
Operating expenses:
  Research and development......   1,761,398     3,140,167     6,235,685    2,726,566     3,487,804
  Selling, general &
    administration..............   1,207,744     4,273,130     7,923,308    3,588,005     4,203,706
                                  ----------   -----------   -----------   ----------   -----------
    Total operating expenses....   2,969,142     7,413,297    14,158,993    6,314,571     7,691,510
                                  ----------   -----------   -----------   ----------   -----------
Income (loss) from operations...   1,041,831       236,729    (1,399,987)    (597,540)   (1,799,894)
Other income (expense), net.....         247       (71,541)      (29,651)     (12,928)       36,522
                                  ----------   -----------   -----------   ----------   -----------
Income (loss) before income
  taxes.........................   1,042,078       165,188    (1,429,638)    (610,468)   (1,763,372)
Provision for (benefit from)
  income taxes..................     108,014        (4,716)     (579,065)    (228,925)     (666,685)
                                  ----------   -----------   -----------   ----------   -----------
Net income (loss)...............     934,064       169,904      (850,573)    (381,543)   (1,096,687)
Accretion of preferred stock....          --            --            --           --      (750,000)
                                  ----------   -----------   -----------   ----------   -----------
Net income (loss) available to
  common stockholders...........  $  934,064   $   169,904   $  (850,573)  $ (381,543)  $(1,846,687)
                                  ==========   ===========   ===========   ==========   ===========
Net income (loss) per common
  share:
  Basic.........................  $     0.19   $      0.03   $     (0.16)  $    (0.07)  $     (0.34)
                                  ==========   ===========   ===========   ==========   ===========
  Diluted.......................  $     0.10   $      0.02   $     (0.16)  $    (0.07)  $     (0.34)
                                  ==========   ===========   ===========   ==========   ===========
Weighted average number of
  common shares outstanding:
  Basic.........................   5,000,000     5,194,000     5,291,482    5,293,974     5,484,418
                                  ==========   ===========   ===========   ==========   ===========
  Diluted.......................   9,047,000     8,536,000     5,291,482    5,293,974     5,484,418
                                  ==========   ===========   ===========   ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                            FRx SOFTWARE COPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                       SERIES A             CLASS A VOTING       CLASS B NON-VOTING                    NOTES
                                      PREF STOCK             COMMON STOCK           COMMON STOCK       ADDITIONAL    RECEIVABLE
                                 ---------------------   --------------------   --------------------    PAID-IN         FROM
                                   SHARES      AMOUNT     SHARES      AMOUNT     SHARES      AMOUNT     CAPITAL     STOCKHOLDERS
                                 ----------   --------   ---------   --------   ---------   --------   ----------   ------------
BALANCE, JUNE 30, 1996.........     600,000   $  6,000   4,005,000   $40,050      995,000   $ 9,950     $569,000      $      --
Net income.....................
                                 ----------   --------   ---------   -------    ---------   -------     --------      ---------
BALANCE, JUNE 30, 1997.........     600,000      6,000   4,005,000    40,050      995,000     9,950      569,000             --
Stock option exercises, net....                                                 1,023,336    10,233       76,919       (405,827)
Conversion of Class A Voting to
  Class B Non-Voting Common
  Stock........................                           (745,000)   (7,450)     745,000     7,450
Net income.....................
                                 ----------   --------   ---------   -------    ---------   -------     --------      ---------
BALANCE, JUNE 30, 1998.........     600,000      6,000   3,260,000    32,600    2,763,336    27,633      645,919       (405,827)
Stock option exercises, net....                                                   103,292     1,033        8,532
Cancellation of unvested shares
  and notes receivable.........                                                  (181,583)   (1,816)     (84,014)        85,830
Payments of notes receivable...                                                                                          25,954
Compensation expense related to
  stock options................                                                                           86,009
Net loss.......................
                                 ----------   --------   ---------   -------    ---------   -------     --------      ---------
BALANCE, JUNE 30, 1999.........     600,000      6,000   3,260,000    32,600    2,685,045    26,850      656,446       (294,043)
Repurchase of common stock
  (unaudited)..................                                                   (13,332)     (133)      (6,390)
Stock option exercises, net
  (unaudited)..................                                                     1,250        13       (5,810)
Deferred compensation related
  to stock options
  (unaudited)..................                                                                          318,703
Amortization of deferred
  compensation (unaudited).....                                                                          111,006
Accretion of preferred stock
  (unaudited)..................                                                                         (750,000)
Net loss (unaudited)...........
                                 ----------   --------   ---------   -------    ---------   -------     --------      ---------
BALANCE, DECEMBER 31, 1999
  (UNAUDITED)..................     600,000   $  6,000   3,260,000   $32,600    2,672,963   $26,730     $323,955      $(294,043)
                                 ==========   ========   =========   =======    =========   =======     ========      =========


                                                 RETAINED        TREASURY STOCK           TOTAL
                                   DEFERRED      EARNINGS     --------------------    STOCKHOLDERS'
                                 COMPENSATION    (DEFICIT)     SHARES     AMOUNT     EQUITY (DEFICIT)
                                 ------------   -----------   --------   ---------   ----------------
BALANCE, JUNE 30, 1996.........                 $  (451,205)       --    $      --     $   173,795
Net income.....................                     934,064                                934,064
                                  ---------     -----------   -------    ---------
BALANCE, JUNE 30, 1997.........          --         482,859        --           --       1,107,859
Stock option exercises, net....                                                           (318,675)
Conversion of Class A Voting to
  Class B Non-Voting Common
  Stock........................
Net income.....................                     169,904                                169,904
                                  ---------     -----------   -------    ---------     -----------
BALANCE, JUNE 30, 1998.........          --         652,763        --           --         959,088
Stock option exercises, net....                                                              9,565
Cancellation of unvested shares
  and notes receivable.........
Payments of notes receivable...                                                             25,954
Compensation expense related to
  stock options................                                                             86,009
Net loss.......................                    (850,573)                              (850,573)
                                  ---------     -----------   -------    ---------     -----------
BALANCE, JUNE 30, 1999.........                    (197,810)                               230,043
Repurchase of common stock
  (unaudited)..................                               (36,000)    (132,800)       (139,323)
Stock option exercises, net
  (unaudited)..................                                 2,355        8,596           2,799
Deferred compensation related
  to stock options
  (unaudited)..................    (318,703)
Amortization of deferred
  compensation (unaudited).....       7,478                                                118,484
Accretion of preferred stock
  (unaudited)..................                                                           (750,000)
Net loss (unaudited)...........                  (1,096,687)                            (1,096,687)
                                  ---------     -----------   -------    ---------     -----------
BALANCE, DECEMBER 31, 1999
  (UNAUDITED)..................   $(311,225)    $(1,294,497)  (33,645)   $(124,204)    $(1,634,684)
                                  =========     ===========   =======    =========     ===========

   The accompanying notes are an integral part of these financial statements.

                            FRx SOFTWARE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                                      SIX MONTHS ENDED
                                                                  YEARS ENDED JUNE 30,                  DECEMBER 31,
                                                         --------------------------------------   -------------------------
                                                            1997         1998          1999          1998          1999
                                                         ----------   -----------   -----------   -----------   -----------
                                                                                                          UNAUDITED
Cash flows from operating activities:
  Net income (loss)....................................  $  934,064   $   169,904   $  (850,573)  $  (381,543)  $(1,096,687)
  Adjustments to reconcile net income (loss) to net
    cash provided (used) by operating activities:
    Depreciation.......................................     152,610       371,957       789,127       349,279       482,901
    Loss on disposal of property and equipment.........          --            --       145,475            --         8,586
    Allowance for doubtful accounts....................      39,000        60,000       144,602       237,998           734
    Provision for (benefit from) deferred income
      taxes............................................    (176,873)      (38,394)     (619,214)     (244,797)       16,302
    Non-cash compensation expense......................          --            --        86,009            --       118,484
    Net changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable.......    (553,496)   (2,514,254)   (1,260,048)   (1,569,074)      846,194
      (Increase) decrease in other current assets......     (84,080)      (51,571)       51,191        10,370      (655,679)
      Increase (decrease) in accounts payable and other
        accrued liabilities............................     631,905       652,780       970,213       (41,123)     (199,801)
      Increase (decrease) in deferred revenue..........   1,386,154     1,292,701     2,683,867     1,507,357      (346,220)
                                                         ----------   -----------   -----------   -----------   -----------
    Net cash provided (used) by operating activities...   2,329,284       (56,877)    2,140,649      (131,533)     (825,186)
                                                         ----------   -----------   -----------   -----------   -----------
Cash flows from investing activities:
  Purchases of property and equipment..................    (434,612)   (1,225,741)   (1,463,191)     (541,574)     (282,182)
                                                         ----------   -----------   -----------   -----------   -----------
    Net cash used by investing activities..............    (434,612)   (1,225,741)   (1,463,191)     (541,574)     (282,182)
                                                         ----------   -----------   -----------   -----------   -----------
Cash flows from financing activities:
  Proceeds from revolving line of credit...............          --            --     1,350,000       850,000            --
  Repayments of revolving line of credit...............          --            --    (1,350,000)     (250,000)           --
  Proceeds from long-term debt.........................     120,000       890,000       475,000                     210,000
  Repayment of long-term debt..........................     (51,157)     (129,388)     (343,577)     (151,561)     (192,153)
  Proceeds from issuance of common stock...............          --        39,525        14,790        38,918         2,798
  Proceeds from issuance of preferred stock............                                                           4,973,746
  Proceeds from payments of notes receivable from
    shareholders.......................................          --            --        25,954        18,616            --
  Repurchase of common stock...........................          --      (358,200)       (5,225)           --      (136,923)
  Payments of note payable to stockholder..............    (129,949)           --            --            --            --
                                                         ----------   -----------   -----------   -----------   -----------
      Net cash provided (used) by financing
        activities.....................................     (61,106)      441,937       166,942       505,973     4,857,468
                                                         ----------   -----------   -----------   -----------   -----------
Net increase (decrease) in cash........................   1,833,566      (840,681)      844,400      (167,134)    3,750,100
Cash and cash equivalents at beginning of year.........     201,256     2,034,822     1,194,141     1,194,141     2,038,541
                                                         ----------   -----------   -----------   -----------   -----------
Cash and cash equivalents at end of year...............  $2,034,822   $ 1,194,141   $ 2,038,541   $ 1,027,007   $ 5,788,641
                                                         ==========   ===========   ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid........................................  $   16,044   $    37,837   $    78,837   $    37,488   $    25,966
  Income taxes paid....................................  $   41,700   $   349,200   $     6,150            --            --

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
  Capital lease obligations............................  $   28,328   $        --   $        --   $        --   $        --
  Common stock issued (cancelled) in exchange for
    issuance (cancellation) of notes receivable from
    stockholders.......................................  $       --   $   405,827   $   (85,830)  $        --   $        --

   The accompanying notes are an integral part of these financial statements.

                            FRx SOFTWARE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

        (FOOTNOTE INFORMATION SUBSEQUENT TO JUNE 30, 1999 IS UNAUDITED)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    FRx Software Corporation (the "Company"), a Colorado corporation, was incorporated on July 22, 1994 and reincorporated in Delaware in December 1999. The Company develops, markets and supports its "Visual Financial Reporting"-TM-software products and related services. The Company currently markets its products to mid-sized and large corporations, worldwide.

    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION: The Company recognizes revenue in accordance with the provisions of the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, "Software Revenue Recognition", as amended. Software license revenue is generated from sales of the Company's products to resellers and directly to end users. Resellers are typically other accounting software vendors who distribute the Company's product in conjunction with the sale and distribution of their own product, for which the Company is paid a royalty. Software license revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collection is probable. Where applicable, fees from multiple-element arrangements are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence of fair value exists.

    Services revenue includes maintenance revenue, which is recognized ratably over the maintenance period, and revenue from consulting and training services, which is recognized as services are performed. Training and consulting services are not essential to the functionality or necessary for the customer to implement and utilize the Company's software products and are separately priced and recorded separate from the license fee.

    Deferred revenue is comprised of revenue amounts which have been billed or received but which do not qualify for revenue recognition in accordance with the Company's revenue recognition policies as described above.

    Prior to fiscal 1999, the Company recognized revenue in accordance with SOP 91-1 "Software Revenue Recognition" and accordingly recorded license revenue when a non-cancelable license agreement had been executed, the product had been shipped, collection was probable and all significant post-delivery obligations had been satisfied.

    RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT
COSTS: Research and development costs related to new software products, as well as maintenance of existing software products, are charged to expense as incurred. Due to the short period of time between the determination of technological feasibility and the date of commercial availability of such software, development costs qualifying for capitalization have been insignificant and therefore, the Company has not capitalized any software development costs to date.

    DEPRECIATION AND AMORTIZATION: Property and equipment are recorded at cost and depreciated using an accelerated method over estimated useful lives ranging from two to seven years. Leasehold improvements are recorded at cost and amortized on a straight-line method over the lesser of the term of the lease or the expected useful lives of the improvements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS: The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities and notes payable. The carrying value of financial instruments, other than debt, approximate fair value due to their short maturities. The carrying amount of debt approximates fair value based upon rates currently available for similar instruments.

    CONCENTRATION OF CREDIT RISK: The Company has concentrations of credit risk, primarily in accounts receivable, which are concentrated in the computer software industry. One customer comprised approximately 25%, 17% and 23% of the Company's fiscal 1997, fiscal 1998 and fiscal 1999 revenue and approximately 12% and 25% of its accounts receivable as of June 30, 1998 and 1999, respectively. No other customers accounted for 10% or more of the of the Company's revenue in these same periods however, one other customer accounted for approximately 21% and 12% of the Company's accounts receivable as of June 30, 1998 and 1999.

    Accounts receivable, as stated on the balance sheet as of June 30, 1998 and 1999 and December 31, 1999 is net of an allowance for doubtful accounts of $98,884, $243,486 and $244,221 (unaudited), respectively.

    ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the reported amounts of revenue and expenses. Actual results could differ from these estimates, making it reasonably possible that a change in these estimates could occur in the near term.

    RECLASSIFICATIONS: Certain prior period amounts have been reclassified to conform with the current year presentation.

    CASH AND CASH EQUIVALENTS: The Company classifies cash on hand and all highly liquid short term investments purchased with original maturities of less than three months as cash and cash equivalents.

    INCOME TAXES: Deferred income taxes are provided for temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. Income taxes are also provided for taxes currently payable based on taxable income.

    STOCK-BASED COMPENSATION: Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-Based Compensation" permits the use of either a fair value based method or the intrinsic value method prescribed by Accounting Principles Board opinion number 25 (APB 25), "Accounting for Stock Issued to Employees" to account for stock-based compensation arrangements. Companies that elect to use the intrinsic value method prescribed by APB 25, are required to disclose the pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25 and, accordingly, has included the pro forma disclosures required under SFAS No. 123 in Note 5.

    STOCK SPLIT: All references in the financial statements to shares, share prices, and per share amounts have been adjusted retroactively for all periods presented to give effect to a five-for-one stock split which occurred in fiscal 1997.

    EARNINGS PER COMMON SHARE: Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted EPS is computed using the weighted average number of common shares outstanding plus all dilutive potential common shares outstanding. For periods in which a net loss is incurred, potential common shares are excluded from the diluted EPS calculation as they would be anti-dilutive.

    Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations:

                                                                              SIX MONTHS ENDED
                                             YEARS ENDED JUNE 30,               DECEMBER 31,
                                       ---------------------------------   -----------------------
                                         1997        1998        1999        1998         1999
                                       ---------   ---------   ---------   ---------   -----------
                                                                                  UNAUDITED
BASIC EARNINGS PER SHARE:
  Net income (loss) available to
    common stockholders..............  $ 934,064   $ 169,904   $(850,573)  $(381,543)  $(1,846,687)
                                       =========   =========   =========   =========   ===========
  Basic weighted average common
    shares outstanding...............  5,000,000   5,194,000   5,291,482   5,293,974     5,484,418
                                       =========   =========   =========   =========   ===========
    Basic earnings per common
      share..........................  $    0.19   $    0.03   $   (0.16)  $   (0.07)  $     (0.34)
                                       =========   =========   =========   =========   ===========
DILUTED EARNINGS PER SHARE:
  Net income (loss) available to
    common stockholders..............  $ 934,064   $ 169,904   $(850,573)  $(381,543)  $(1,846,687)
                                       =========   =========   =========   =========   ===========
  Basic weighted average common
    shares outstanding...............  5,000,000   5,194,000   5,291,482   5,293,974     5,484,418
  Effect of dilutive securities:
    Stock options....................  1,047,000     342,000          --          --            --
    Conversion of preferred shares...  3,000,000   3,000,000          --          --            --
                                       ---------   ---------   ---------   ---------   -----------
  Diluted weighted average common
    shares outstanding...............  9,047,000   8,536,000   5,291,482   5,293,974     5,484,418
                                       =========   =========   =========   =========   ===========
  Diluted earnings per common
    share............................  $    0.10   $    0.02   $   (0.16)  $   (0.07)  $     (0.34)
                                       =========   =========   =========   =========   ===========

    INTERIM FINANCIAL DATA: The financial information presented as of December 31, 1999, and for each of the six-month periods ended December 31, 1998, and 1999, including related information set forth in the notes to financial statements, is unaudited. In the opinion of management, this financial information reflects the adjustments necessary for a fair presentation of the financial information for such periods. These adjustments consist of normal, recurring items. The results of operations for the six-month period ending December 31, 1999, should not necessarily be taken as indicative of the results of operations that may be expected for the entire year.

2. PROPERTY, EQUIPMENT AND OPERATING LEASES

    Property and equipment is comprised of the following:

                                                              JUNE 30,
                                                      ------------------------
                                                         1998         1999
                                                      ----------   -----------
Furniture and office equipment......................  $  538,200   $ 1,015,307
Computer equipment..................................   1,363,570     1,960,267
Leasehold improvements..............................      92,683       287,043
                                                      ----------   -----------
                                                       1,994,453     3,262,617
Less: Accumulated depreciation and amortization.....    (640,145)   (1,379,720)
                                                      ----------   -----------
Property and equipment, net.........................  $1,354,308   $ 1,882,897
                                                      ==========   ===========

    Property and equipment balances as of June 30, 1998 and 1999 include $182,989 of equipment acquired under capital leases. Accumulated depreciation related to these assets was $126,092 and $143,222 as of June 30, 1998 and 1999, respectively.

    The Company maintains non-cancelable operating lease arrangements for office space and office equipment. Rent expense related to these operating leases netted $146,000, $334,000, and $615,000 for the fiscal 1997, fiscal 1998 and fiscal 1999, respectively. Future minimum non-cancelable operating lease payments and sublease income are as follows:

Fiscal year 2000............................................  $  729,000
Fiscal year 2001............................................     336,000
Fiscal year 2002............................................     121,000
                                                              ----------
                                                               1,186,000
Less: Sublease income.......................................    (587,000)
                                                              ----------
                                                              $  599,000
                                                              ==========

3. LONG-TERM DEBT AND AVAILABLE BORROWINGS

    The Company has a Loan and Security Agreement ("Loan Agreement") with Silicon Valley Bank ("SVB") which, as amended, provides for a $1.5 million revolving facility ("Revolver"); a term loan, which represents a consolidation of previously existing term and equipment loans totaling $888,333 ("Term Loan"); and a $1,000,000 equipment facility ("Equipment Facility"). The Revolver bears interest at the SVB prime rate plus 0.5% and matures on September 30, 1999. The Term Loan bears interest at the SVB prime rate plus 0.75%. The Equipment Facility initially bears interest at the SVB prime rate plus 1.95%, reducing to the SVB prime rate plus 0.75% based upon attainment of specified ratios. As of June 30, 1999, the Company has $1.5 million available for borrowing under the Revolver and $525,000 available under the Equipment Facility.

    Substantially all of the Company's assets have been pledged as collateral under the Loan Agreement. The Loan Agreement contains certain restrictive covenants pertaining to liquidity, debt, tangible net worth, and revenue. The Loan Agreement also includes restrictions against mergers and acquisitions and payment of dividends and other distributions. As of June 30, 1999, the Company either was in compliance with all restrictive covenants of the Loan Agreement or had subsequently obtained appropriate waivers from SVB.

    Long-term debt is comprised of the following:

                                                              JUNE 30,
                                                        ---------------------
                                                          1998        1999
                                                        --------   ----------
Equipment Facility, repayable in monthly principal and
  interest installments through February 2003.........  $605,000   $  475,000
Term Loan, repayable in monthly principal and interest
  installments through February 2001..................   330,000      612,644
Capital lease obligations, secured by the related
  equipment, repayable in monthly principal and
  interest installments through February 2002.........    50,356       29,135
                                                        --------   ----------
                                                         985,356    1,116,779
Less: current portion.................................   384,558      450,641
                                                        --------   ----------
Long-term debt........................................  $600,798   $  666,138
                                                        ========   ==========

    Scheduled annual maturities of long-term debt (including future minimum annual payments required under non-cancelable capitalized lease obligations) as of June 30, 1999 are as follows:

Fiscal year 2000............................................  $  452,663
Fiscal year 2001............................................     411,627
Fiscal year 2002............................................     163,165
Fiscal year 2003............................................      92,361
                                                              ----------
                                                               1,119,816
Less: amount representing interest..........................      (3,037)
                                                              ----------
                                                               1,116,779
Less: current portion.......................................    (450,641)
                                                              ----------
                                                              $  666,138
                                                              ==========


4. STOCKHOLDERS' EQUITY

    The issued and outstanding stock of the Company is comprised of Series A Preferred Stock, Class A Voting Common Stock and Class B Non-Voting Common Stock. The Series A Preferred Stock is entitled to: dividends, when and as declared, by the Board of Directors; voting rights equal to the Class A Voting Common Stock; a liquidation preference equal to the original issuance price of the shares plus any accrued but unpaid dividends; and conversion rights, subject to certain anti-dilution provisions. Upon the closing of a public offering of the Company's securities, all shares of Class B Non-Voting Common Stock and the Series A Preferred Stock shall automatically convert into Class A Voting Common Stock at a current conversion ratio of 1 to 1 and 5 to 1, respectively. The Class A

Preferred Stock may also be converted to Class A Voting Common Stock upon the affirmative vote of two-thirds of the outstanding Series A Preferred Stock shareholders.

    During fiscal 1998, the Company exercised its right to acquire 995,000 shares of Class B Non-Voting Common Stock from a third party for $358,200 and an officer converted 745,000 shares of Class A Voting Common Stock into an equivalent number of Class B Non-Voting Common shares. Also during fiscal 1998, certain employees exercised stock options for the purchase of 924,666 shares of Class B Non-Voting Common Stock in exchange for full recourse promissory notes bearing interest of 6% per annum with principal and all accrued interest due on June 30, 2003. The notes are secured by personal property of the employees and by the stock acquired by the note. These notes are classified on the balance sheet as a reduction to Stockholders' Equity. The outstanding shares of Class B Non-Voting Common Stock include 490,948 shares which are unvested as of June 30, 1999.

    During fiscal 1999, the Company cancelled 181,583 unvested shares of restricted Class B Non-Voting Common Stock at the original issuance price of the shares. In exchange for the repurchased shares, the Company cancelled $85,830 of related notes receivable from shareholders. In conjunction with this transaction, the Company accelerated the vesting on a portion of the unvested restricted shares and recorded $50,014 of compensation expense.

5. STOCK OPTIONS

    The Company has two stock option plans that provide for incentive and non-qualified stock options to be granted to eligible employees, directors and consultants, as determined by the Board of Directors. The Company is authorized to grant options for up to 1,000,000 shares of Class B Non-Voting Common Stock under the 1999 Stock Option/Stock Issuance Plan, of which 459,600 are available for grant as of June 30, 1999. The 1996 Stock Option Plan has exercisable options outstanding as of June 30, 1999, but no further options available for grant.

    Options generally vest over four years, are granted at the estimated fair market value of the Company's common stock on the date of grant (as determined by the Board of Directors) and expire no more than 10 years from the date of grant. Common stock received upon exercise of stock options is subject to a stock restriction agreement which limits future transfers of the common shares, requires forfeiture of any unvested shares upon termination of employment and allows the Company to repurchase any vested shares upon termination of employment. During fiscal 1999, the Company granted 97,000 options, with a weighted average exercise price of $.70 per share, to non-employees and recorded $35,995 of expense based upon a Black-Scholes option-pricing model.

    The Company applies APB Opinion 25 and related interpretations in accounting for stock options granted to employees. Had the Company adopted the fair value based method for recording stock options prescribed by SFAS No. 123, net income(loss) would have been as follows:

                                                     YEARS ENDED JUNE 30
                                               -------------------------------
                                                 1997       1998       1999
                                               --------   --------   ---------
NET INCOME (LOSS):
  As Reported................................  $934,064   $169,904   $(850,573)
  Pro Forma..................................  $915,251   $153,637   $(952,997)

    The above amounts were determined by utilizing a minimum value option-pricing model with the following assumptions: expected lives of three to four years; risk free interest rates of 5.82% to 6.45% in fiscal 1997, 5.35% to 5.92% in fiscal 1998 and 4.18% to 5.81% in fiscal 1999; and an expected dividend yield and expected volatility of 0% for all periods. Based on calculations using the minimum value option-pricing model and factors mentioned above, the weighted average grant date fair value of options granted during each fiscal year was $0.05 in fiscal 1997, $0.11 in fiscal 1998 and $0.39 in fiscal 1999.

    The status of total stock options outstanding and exercisable as of June 30, 1999 is as follows:

                   STOCK OPTIONS OUTSTANDING                        STOCK OPTIONS EXERCISABLE
----------------------------------------------------------------   ----------------------------
                             WEIGHTED AVERAGE
                                REMAINING
   RANGE OF      NUMBER OF   CONTRACTUAL LIFE   WEIGHTED AVERAGE    NUMBER     WEIGHTED AVERAGE
EXERCISE PRICES   SHARES         (YEARS)         EXERCISE PRICE    OF SHARES    EXERCISE PRICE
---------------  ---------   ----------------   ----------------   ---------   ----------------
 $0.03 - $1.50     453,603         8.84              $0.79          123,514          $0.33
 $1.70 - $2.05     179,000         9.48              $2.01               --          $  --
 $2.25 - $3.50     538,400         9.62              $2.36               --          $  --
                 ---------                                          -------
 $0.03 - $3.50   1,171,003         9.30              $1.70          123,514          $0.33
                 =========                                          =======

    Stock option activity for the for fiscal 1997, 1998, and 1999 is summarized below:

                                           NUMBER OF    WEIGHTED AVERAGE     OPTIONS     WEIGHTED AVERAGE
                                             SHARES      EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
                                           ----------   ----------------   -----------   ----------------
Options outstanding, June 30, 1996.......     965,000        $0.02           250,005          $0.02
  Granted................................   1,488,750        $0.23
  Cancelled..............................     (10,000)       $0.02
                                           ----------
Options outstanding, June 30, 1997.......   2,443,750        $0.15           568,355          $0.02
  Granted................................   1,005,250        $0.53
  Exercised..............................  (2,018,336)       $0.22
  Cancelled..............................  (1,072,750)       $0.30
                                           ----------
Options outstanding, June 30, 1998.......     357,914        $0.36            17,756          $0.13
  Granted................................   1,011,600        $1.94
  Exercised..............................    (106,501)       $0.15
  Cancelled..............................     (92,010)       $1.00
                                           ----------
Options outstanding, June 30, 1999.......   1,171,003        $1.70           123,514          $0.33
  Granted (unaudited)....................     611,850        $3.61
  Exercised (unaudited)..................      (3,605)       $0.78
  Cancelled (unaudited)..................     (24,415)       $2.01
                                           ----------
Options outstanding, December 31, 1999
  (unaudited)............................   1,754,833        $2.36           254,421          $0.94
                                           ==========

6. INCOME TAXES

    Components of the provision for income taxes are as follows:

                                                     YEAR ENDED JUNE 30,
                                               --------------------------------
                                                 1997        1998       1999
                                               ---------   --------   ---------
Current provision (benefit):
  Federal....................................  $ 249,311   $   (881)  $  53,748
  State......................................     35,576     34,559     (13,599)
                                               ---------   --------   ---------
                                                 284,887     33,678      40,149
                                               ---------   --------   ---------
Deferred provision (benefit):
  Federal....................................   (161,441)   (34,781)   (586,188)
  State......................................    (15,432)    (3,613)    (33,026)
                                               ---------   --------   ---------
                                                (176,873)   (38,394)   (619,214)
                                               ---------   --------   ---------
Total provision (benefit)....................  $ 108,014   $ (4,716)  $(579,065)
                                               =========   ========   =========

    The provision (benefit) for income taxes differs from the amounts computed by applying the federal statutory rate to income (loss) before income taxes. The amounts are reconciled as follows:

                                                     YEAR ENDED JUNE 30,
                                              ---------------------------------
                                                1997        1998        1999
                                              ---------   ---------   ---------
Statutory rate..............................  $ 354,307   $  56,164   $(486,077)
Non-deductible expenses.....................      4,112      19,925      48,831
Change in valuation allowance...............   (175,511)         --          --
State income taxes..........................      8,106      19,195     (41,819)
Research and development tax credits........    (83,000)   (100,000)   (100,000)
                                              ---------   ---------   ---------
Provision (benefit) for income taxes........  $ 108,014   $  (4,716)  $(579,065)
                                              =========   =========   =========

    Deferred tax assets are comprised of the following:

                                                               JUNE 30,
                                                          -------------------
                                                            1998       1999
                                                          --------   --------
Deferred tax assets:
  Deferred revenue......................................  $126,374   $194,559
  Compensation and related accruals.....................    44,760    183,184
  Research and development credit carryovers............        --    164,240
  Other accruals........................................        --    124,842
  Allowance for doubtful accounts.......................    36,883     90,820
  Net operating loss carryforwards......................        --     85,692
  Other.................................................     7,250     (8,856)
                                                          --------   --------
  Total deferred tax assets.............................  $215,267   $834,481
                                                          ========   ========

    As of June 30, 1999 the Company had research and development credit carryforwards of $164,240 which begin to expire in 2012.

7. EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) savings plan which allows qualified employees the opportunity to invest up to 15 percent of their salary or wages (not to exceed the maximum allowed by law) on a pretax basis. Discretionary and matching contributions are contributed at the election of the Company. The Company recorded an expense for matching contributions of $35,000, $90,000 and $155,000 in fiscal 1997, fiscal 1998 and fiscal 1999, respectively.

8. SUBSEQUENT EVENTS (UNAUDITED)

    MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK: In October 1999, the Company sold 1,041,667 shares of its $0.01 par value Series B mandatorily redeemable convertible preferred stock (the "Series B preferred stock") at $4.8024 per share to Great Plains Software, Inc. The Company received proceeds, net of issuance costs, totaling $4,973,746.

    The holders of Series B preferred stock are entitled to receive dividends prior and in preference to any declaration or payment of any dividend on any other class of common or preferred stock, when and as declared by the Board of Directors, based on a monthly dividend ranging from $.07 to $.72 per share. Shares of Series B preferred stock have no voting rights.

    Each share of Series B preferred stock was, as of December 31, 1999, convertible, at the option of the holder, at any time after the date of issuance and prior to the redemption date, into shares of Class B common stock as determined by dividing the original issue price by the conversion price in effect on the date the certificate is surrendered for conversion. The conversion price is the original issue price as adjusted for certain dilutive issuances, splits and combinations. Additionally, if the Company completes an initial public offering of its common stock in which the price is at least $5.00 per share and gross proceeds exceed $20,000,000, the Series B preferred stock will automatically convert into shares of Class B common stock.

    In the event of liquidation of the Company, the holders of Series B preferred stock will be entitled to receive, prior and in preference to any payments to any class of common or preferred stockholders, an amount per share equal to $4.8024 plus all accrued but unpaid dividends.

    Upon the receipt by the Company of a written redemption demand from the Series B preferred stockholders delivered at any time after October 22, 2002, the Company shall redeem all but not less than all the Series B preferred stock for a per share purchase price equal to the original issue price, plus accrued and unpaid dividends.

    BUSINESS COMBINATION: On March 17, 2000, the Company signed a definitive merger agreement with Great Plains Software, Inc. ("Great Plains") whereby Great Plains acquired the company for 786,000 shares of Great Plains common stock and $12,250,000 in cash. All options to purchase FRx stock were converted into options to purchase common stock of Great Plains. Upon consummation of the merger the Company repaid all amounts outstanding under its Loan Agreement with Silicon Valley Bank and terminated that relationship.

    DEFERRED COMPENSATION: Certain options granted to employees during the six-months ended December 31, 1999 resulted in deferred compensation of $318,703. The amount recorded represents the difference between the exercise price and the deemed fair value of the Company's common stock for shares subject to the options granted. Deferred compensation is reflected as a reduction of stockholders' equity and is being amortized as a charge to operations over the vesting period of the options, which is generally four years.

    RECENT ACCOUNTING PRONOUNCEMENTS: In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides specific guidance, among other things, as to the recognition of revenue related to up-front non-refundable fees and service charges received in connection with a contractual arrangement. The Company is currently evaluating the impact of SAB 101.